                                                            Exhibit 16.1
July 22, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  Skyway Communications Holdings Corp.

Dear Sirs/Madams:

We have read the statements in Item 4 of Form 8-K of Skyway Communications
Holdings Corp. dated July 22, 2004. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/  KINGERY CROUSE & HOHL P.A.